EXXON MOBIL CORPORATION				EXHIBIT 99.2

To assist investors in assessing 1Q20 results, the following disclosures have been made available in this 8-K filing:
- Identified items of ($0.67) per share assuming dilution, as noted in the first paragraph on page 1 of the news release
- A reconciliation of cash flow from operations and asset sales excluding working capital on page 1 of this exhibit and on page 6 and attachment V of the news release

1Q20 INVESTOR RELATIONS DATA SUMMARY (PAGE 1 of 4)

Earnings (Loss), $M	1Q20	4Q19	3Q19	2Q19	1Q19
Upstream
United States	(704)	68	37	335	96
Non-U.S.	1,240	6,069	2,131	2,926	2,780
Total	536	6,137	2,168	3,261	2,876
Downstream
United States	(101)	895	673	310	(161)
Non-U.S.	(510)	3	557	141	(95)
Total	(611)	898	1,230	451	(256)
Chemical
United States	288	(2)	53	(6)	161
Non-U.S.	(144)	(353)	188	194	357
Total	144	(355)	241	188	518

Corporate and financing	(679)	(990)	(469)	(770)	(788)
Net income (loss) attributable to ExxonMobil (U.S. GAAP)	(610)	5,690	3,170	3,130	2,350

Earnings (Loss) per common share (U.S. GAAP)	(0.14)	1.33	0.75	0.73	0.55
Earnings (Loss) per common share
- assuming dilution (U.S. GAAP)	(0.14)	1.33	0.75	0.73	0.55

Exploration expenses, including dry holes	288	357	299	333	280

Capital and Exploration Expenditures, $M
Upstream
United States	2,798	2,848	3,002	3,255	2,548
Non-U.S.	2,328	3,243	2,789	2,987	2,813
Total	5,126	6,091	5,791	6,242	5,361
Downstream
United States	747	725	590	624	414
Non-U.S.	487	635	479	489	415
Total	1,234	1,360	1,069	1,113	829
Chemical
United States	597	786	656	553	552
Non-U.S.	185	213	196	165	144
Total	782	999	852	718	696
Other	1	10	7	6	4

Total Capital and Exploration Expenditures	7,143	8,460	7,719	8,079	6,890

Effective Income Tax Rate, %	481%	20%	37%	34%	53%

Common Shares Outstanding, millions
At quarter end	4,228	4,234	4,231	4,231	4,231
Average - assuming dilution	4,270	4,269	4,271	4,271	4,270

Total Cash and Cash Equivalents, $B	11.4	3.1	5.4	4.2	4.6

Total Debt, $B	59.6	46.9	47.1	45.2	40.8

Cash Flow from Operations and Asset Sales, $M
Net cash provided by operating activities	6,274	6,352	9,079	5,947	8,338
Proceeds associated with asset sales	86	3,092	460	33	107
Cash flow from operations and asset sales	6,360	9,444	9,539	5,980	8,445
Changes in operational working capital	942	1,641	(1,550)	1,243	(2,257)
Cash flow from operations and asset sales	7,302	11,085	7,989	7,223	6,188
excluding working capital

EXXON MOBIL CORPORATION

1Q20 INVESTOR RELATIONS DATA SUMMARY (PAGE 2 of 4)

Net production of crude oil, natural gas	1Q20	4Q19	3Q19	2Q19	1Q19
liquids, bitumen and synthetic oil, kbd
United States	699	665	654	662	600
Canada / Other Americas	558	487	464	469	454
Europe	30	93	113	103	121
Africa	360	366	371	383	369
Asia	795	780	738	727	746
Australia / Oceania	38	45	52	45	37
Total liquids production	2,480	2,436	2,392	2,389	2,327

Natural gas production available for sale, mcfd
United States	2,825	2,713	2,883	2,803	2,712
Canada / Other Americas	317	287	254	249	238
Europe	1,293	1,508	1,004	1,215	2,113
Africa	7	10	7	5	7
Asia	3,710	3,753	3,433	3,461	3,655
Australia / Oceania	1,244	1,224	1,464	1,387	1,199
Total natural gas production available for sale	9,396	9,495	9,045	9,120	9,924

Total worldwide liquids and gas production, koebd [1]	4,046	4,018	3,899	3,909	3,981

Refinery throughput, kbd
United States	1,558	1,675	1,647	1,430	1,373
Canada	383	322	363	344	383
Europe	1,295	1,304	1,325	1,314	1,325
Asia Pacific	637	570	532	683	609
Other Non-U.S.	187	182	185	159	196
Total refinery throughput	4,060	4,053	4,052	3,930	3,886

Petroleum product sales, kbd
United States	2,231	2,356	2,336	2,264	2,210
Canada	456	444	492	482	484
Europe	1,403	1,456	1,508	1,443	1,510
Asia Pacific	708	729	700	775	749
Other Non-U.S.	489	497	468	444	462
Total petroleum product sales	5,287	5,482	5,504	5,408	5,415

Gasolines, naphthas	2,122	2,276	2,255	2,198	2,149
Heating oils, kerosene, diesel	1,867	1,903	1,833	1,820	1,914
Aviation fuels	383	399	445	391	386
Heavy fuels	256	217	261	308	299
Specialty products	659	687	710	691	667
Total petroleum product sales	5,287	5,482	5,504	5,408	5,415

Chemical prime product sales, kt
United States	2,195	2,294	2,216	2,295	2,322
Non-U.S.	4,042	4,275	4,260	4,404	4,450
Total chemical prime product sales	6,237	6,569	6,476	6,699	6,772

[1] Natural gas is converted to an oil-equivalent basis at six million cubic feet per one thousand barrels.

EXXON MOBIL CORPORATION

1Q20 INVESTOR RELATIONS DATA SUMMARY (PAGE 3 of 4)

Earnings Factor Analysis, $M	1Q20 vs. 1Q19	1Q20 vs. 4Q19
Upstream
Prior Period	2,876	6,137
Realization	-2,020	-1,720
Volume / Mix	220	240
Other	-540	-4,120
Identified Items	-620	-4,570
Other	80	450
Current Period	536	536
Downstream
Prior Period	-256	898
Margin	1,260	920
Volume / Mix	390	-130
Manufacturing (Volume / Mix)	440	-20
Market Demand (Volume / Mix)	-50	-110
Other	-2,010	-2,300
Manufacturing (Other)	80	-
Supply Chain and Marketing Expenses (Other)	-60	300
Identified Items	-1,940	-1,940
LIFO Inventory Impact	-	-540
Forex/Other	-90	-120
Current Period	-611	-611
Chemical
Prior Period	518	-355
Margin	10	540
Volume / Mix	-60	-
Other	-320	-40
Identified Items	-320	-320
Expenses	-50	250
Other	50	30
Current Period	144	144

Upstream Volume Factor Analysis, koebd
Prior Period	3,981	4,018
Downtime / Maintenance	31	77
Growth / Decline	230	121
Entitlements / Divestments	-128	-161
Quotas	-	2
Demand / Other	-68	-11
Current Period	4,046	4,046

EXXON MOBIL CORPORATION

1Q20 INVESTOR RELATIONS DATA SUMMARY (PAGE 4 of 4)

Sources and Uses of Funds, $M	1Q20
Beginning Cash	3,089
Earnings	-610
Depreciation	5,819
Noncash inventory adjustment	2,245
Working Capital / Other	-1,180
Proceeds Associated with Asset Sales	86
PP&E Adds / Investments and Advances[1]	-6,453
Shareholder Distributions	-3,719
Debt / Other Financing	12,135
Ending Cash	11,412

1 PP&E Adds / Investments and Advances includes PP&E adds of ($5.9B) and net advances of ($0.5B).

Average Realization Data	1Q20	4Q19	3Q19	2Q19	1Q19
United States
ExxonMobil
Crude ($/b)	42.82	55.61	54.51	57.95	53.30
Natural Gas ($/kcf)	1.69	2.16	2.03	2.22	2.93

Benchmarks
WTI ($/b)	45.97	56.98	56.44	59.80	54.87
ANS-WC ($/b)	51.45	64.38	63.03	68.18	64.40
Henry Hub ($/mbtu)	1.95	2.50	2.23	2.64	3.15

Non-U.S.
ExxonMobil
Crude ($/b)	41.96	56.61	55.92	62.47	57.12
Natural Gas ($/kcf)	5.60	5.89	5.81	5.84	7.18
European NG ($/kcf)	4.68	5.15	4.37	5.10	6.85

Benchmarks
Brent ($/b)	50.26	63.26	61.94	68.83	63.20

The above numbers reflect ExxonMobil’s current estimate of volumes and realizations given data available as of the end of the first quarter of 2020. Volumes and realizations may be adjusted when full statements on joint venture operations are received from outside operators.  ExxonMobil management assumes no duty to update these estimates.